UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 31, 2014
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

Completion of Sale of DivX and MainConcept Businesses

On March 31, 2014, pursuant to the Unit Purchase Agreement (the “Unit Purchase Agreement”) dated March 28, 2014, by and among Rovi Corporation (“Rovi”), DivX LLC (“DivX”) and PCF Number 1, Inc. (“PCF”), Rovi completed the sale of units representing its entire interests in DivX and Rovi Taiwan Ltd., thereby disposing of its DivX and MainConcept businesses. Under the terms of the Unit Purchase Agreement, Rovi will receive up to $75 million in a combination of cash and additional payments based on the achievement of certain agreed-upon milestones, all as further detailed in the Unit Purchase Agreement.

The foregoing description of the Unit Purchase Agreement and the transaction is qualified in its entirety by reference to the Unit Purchase Agreement, which was filed as Exhibit 2.1 to Rovi’s Current Report on Form 8-K filed on March 31, 2014 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description
2.1+	Unit Purchase Agreement dated March 28, 2014 by and among Rovi Corporation, DivX LLC and PCF Number 1, Inc..*

+ Incorporated by reference to Exhibit 2.1 to Form 8-K filed by Rovi Corporation on March 31, 2014.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: March 31, 2014	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel